Exhibit 99.1

Coherus BioSciences Reports Third Quarter 2014 Financial and Operating Results

Management to Host Call at 4:30 pm ET to Discuss Quarter and Pipeline Advances

REDWOOD CITY, Calif., Dec. 15, 2014 (GLOBE NEWSWIRE) — Coherus BioSciences, Inc. (Nasdaq: CHRS), a late-stage clinical biologics platform company focused on the global biosimilar market, today reported financial results and reviewed corporate events for the quarter ended September 30, 2014.

Recent Business Highlights

•	Received two milestone payments under existing collaboration with Baxter Healthcare Corporation (Baxter):

•	In July 2014, achieved a $15.0 million milestone for the initiation of a CHS-0214 (etanercept (Enbrel®) biosimilar candidate) global psoriasis phase 3 study.

•	In September 2014, achieved a $10.0 million milestone for meeting regulatory expectations for biosimilarity of CHS-0214 bulk drug substance manufactured in Europe.

•	In August 2014, met the primary endpoint in a pivotal clinical pharmacokinetic similarity study that compared adalimumab biosimilar candidate CHS-1420 to Humira® in healthy subjects.

•	In November 2014, closed initial public offering of 6,803,702 shares of common stock at $13.50 per share, which included the purchase of 507,402 shares of common stock by the underwriters upon partial exercise of their over-allotment option. Net proceeds from the offering were approximately $80.4 million, after deducting underwriting discounts and commissions and offering expenses.

“Thanks to the successful completion of our Initial Public Offering, we are poised to start Phase 3 clinical development for our un-partnered CHS-1420 drug candidate in the first half of 2015,” stated Denny Lanfear, President and Chief Executive Officer of Coherus. “We are also finalizing the development plan for our pegfilgrastim (Neulasta®) biosimilar candidate, CHS-1701, based on feedback we received from the U.S. Food and Drug Administration regarding our decision to transition to the 351(k) (biosimilar) regulatory pathway.”

Third Quarter 2014 Financial Results

Revenue for the third quarter 2014 totaled $16.1 million, as compared to $0.5 million in the third quarter of 2013. Revenue for the nine months ended September 30, 2014 totaled $24.6 million, as compared to $1.5 million for the same period in 2013. The increases over the same periods in 2013 were both due to the recognition of Baxter collaboration revenue.

Research and development (R&D) expenses for the third quarter 2014 were $18.5 million compared with $4.9 million for the same period in 2013. R&D expenses for the nine months ended September 30, 2014 were $51.4 million compared with $22.1 million for the same period in 2013. Increases in R&D expenses were mainly attributable to an increase in program costs associated with the advancement of Coherus’ late-stage clinical product candidates, CHS-0214 and CHS-1420, as well as increased personnel expenses.

General and administrative (G&A) expenses for the third quarter 2014 were $4.0 million, compared to $2.4 million for the same period in 2013. G&A expenses for the nine months ended September 30, 2014 were $11.4 million compared with $5.0 million for the same period in 2013. Increases in G&A expenses were mainly attributable to increased employee-related expenses and increased legal and accounting services in preparation for becoming a public company.

Net loss attributable to Coherus for the third quarter 2014 was $7.9 million, or $1.79 per share, compared to $21.5 million, or $6.23 per share, for the same period in 2013. For the nine months ended September 30, 2014, net loss attributable to Coherus was $58.0 million, or $13.62 per share, compared to $39.0 million, or $12.48 per share, for the same period in 2013.

Cash and cash equivalents totaled $100.9 million as of September 30, 2014, compared to $108.9 million as of June 30, 2014.

Anticipated Near Term Milestones

•	Finalize CHS-1701 development plan based on feedback received from the U.S. Food and Drug Administration and amend the investigational new drug application in the first quarter of 2015.

•	End the year with over $150 million in cash and cash equivalents.

Conference Call Today

Coherus management will host a conference call today beginning at 1:30 pm PT/4:30 pm ET to review third quarter results and pipeline progress.

The press release and an audio-only webcast of the conference call will be accessible through the Investors section of the Coherus website: http://investors.coherus.com. The webcast of the conference call will be available for replay through December 29, 2014.

Analysts and investors may participate in the conference call by dialing 844-452-6826 for domestic callers and 765-507-2587 for international callers using the conference ID# 47041295.

About Coherus BioSciences, Inc.

Coherus is a late-stage clinical biologics platform company focused on the global biosimilar market. Headquartered in the San Francisco Bay Area and composed of a team of industry veterans with decades of experience in pioneering biologics companies, our goal is to become a global leader in the biosimilar market by leveraging our team’s collective expertise in key areas such as process science, analytical characterization, protein production and clinical-regulatory development. Coherus’ commercialization partnerships include global pharmaceutical companies in Europe, Asia and Latin America.

Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Coherus’ plans, potential opportunities, expectations, projections, goals, objectives, milestones, strategies, product pipeline, clinical studies, product development, release of data and the potential benefits of its products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including Coherus’ expectations regarding its ability to advance its CHS-0214, CHS-1420 and CHS-1701 biosimilar drug candidates, amend its IND for CHS-1701 and recruit patients in biologic license application enabling studies for Phase 3 clinical development of CHS-1420. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, the timing of our regulatory filings and other matters that could affect the availability or commercial potential of our biosimilar drug candidates. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Prospectus filed with the Securities and Exchange Commission on November 6, 2014, Coherus’ Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, filed with the Securities and Exchange Commission on December 15, 2014 and its future periodic reports to be filed with the Securities and Exchange Commission.

COHERUS BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Collaboration and license revenue - related party	$432	$506	$1,445	$1,519
Collaboration and license revenue	15,620	—	23,168	—

Total revenue	16,052	506	24,613	1,519
Operating expenses:
Research and development	18,496	4,934	51,357	22,057
General and administrative	3,979	2,355	11,378	4,968

Total operating expenses	22,475	7,289	62,735	27,025

Loss from operations	(6,423)	(6,783)	(38,122)	(25,506)
Interest expense	(1)	(1,992)	(3,900)	(1,992)
Other expense, net	(1,490)	(12,698)	(16,132)	(11,546)

Net loss	(7,914)	(21,473)	(58,154)	(39,044)
Net loss attributable to non-controlling interest	42	—	155	—

Net loss attributable to Coherus	$(7,872)	$(21,473)	$(57,999)	$(39,044)

Net loss per share attributable to Coherus, basic and diluted	$(1.79)	$(6.23)	$(13.62)	$(12.48)

Weighted average number of shares used in net loss per share attributable to Coherus, basic and diluted	4,409,703	3,444,484	4,258,770	3,128,380

COHERUS BIOSCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$100,875	$39,554
Other assets	28,307	7,893

Total assets	$129,182	$47,447

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Deferred revenue	$68,702	$42,850
Other liabilities	51,301	46,979
Convertible preferred stock	161,164	54,695
Total stockholders’ deficit	(151,985)	(97,077)

Total liabilities, convertible preferred stock and stockholders’ equity	$129,182	$47,447

CONTACT:	Jean-Frédéric Viret, Ph.D.
Chief Financial Officer
Coherus BioSciences, Inc.
jviret@coherus.com
1 (800) 794-5434